Exhibit (a)(2)

                              ARTICLES OF AMENDMENT

          Dreyfus Institutional Preferred Money Market Fund, a business trust formed by an Agreement and Declaration of Trust dated May 14, 1993, as amended and restated in its entirety by an Amended and Restated Agreement and Declaration of Trust dated May 5, 1997, pursuant to the laws of The Commonwealth of Massachusetts (the "Trust"), hereby certifies to the Secretary of State of The Commonwealth of Massachusetts that:

          FIRST: The Amended and Restated Agreement and Declaration of Trust of the Trust is hereby amended by striking out Article I, Section 1 and inserting in lieu thereof the following:

          "SECTION 1. NAME. This Trust shall be known as 'Dreyfus
          Institutional Preferred Money Market Funds.'"

          SECOND: The amendment to the Amended and Restated Agreement and Declaration of Trust herein made was duly approved at a meeting of the Trustees of the Trust on October 3, 2000 pursuant to Article IX, Section 9 of the Amended and Restated Agreement and Declaration of Trust.

          IN WITNESS WHEREOF, Dreyfus Institutional Preferred Money Market Fund has caused these Articles to be filed in its name and on its behalf by its Trustees.

                                 DREYFUS INSTITUTIONAL PREFERRED
                                 MONEY MARKET FUND

                                 By:___________________________________
                                    Joseph S. DiMartino, Trustee

                                 By:___________________________________
                                    Clifford L. Alexander, Jr., Trustee

                                 By:___________________________________
                                    Lucy Wilson Benson, Trustee

STATE OF NEW YORK     )
                      :  ss:
COUNTY OF NEW YORK    )


          On this 3rd day of October, 2000, before me personally appeared the above-named Trustees of the Trust, to me known, and known to me to be the persons described in and who executed the foregoing instrument, and who duly acknowledged to me that such Trustees had executed the same.


                                              _________________________
                                                  Notary Public